Exhibit 99.1

NEWS RELEASE	CONTACT:	Lois Lee
loislee@invacare.com
440-329-6435

INVACARE CORPORATION RETIRES MOST OF ITS REMAINING 2021 CONVERTIBLE NOTES

ELYRIA, Ohio, (September 8, 2020) - Invacare Corporation (NYSE: IVC) announced today it has retired the majority of its remaining 5% Convertible Senior Notes due 2021. The company repurchased approximately $22.0 million aggregate principal amount of the 2021 convertible notes for cash in separate open market transactions, leaving a balance of approximately $3.8 million aggregate principal amount of 2021 convertible notes outstanding.

“I’m pleased we were able to retire the significant majority our remaining 2021 convertible notes in advance of their February maturity. By opportunistically repurchasing the notes, including some at slightly below par, we continue to set the foundation for long-term profitable growth with a stronger and more flexible balance sheet and by reducing ongoing interest expense,” said Matt Monaghan, chairman, president and chief executive officer. “Our patient and deliberate approach to addressing our near-term debt obligations allows us to reallocate capital into initiatives that support our transformation.”

Kathy Leneghan, senior vice president and chief financial officer added, “Since the third quarter of 2019, we have addressed approximately $146.3 million principal amount of the 2021 convertible notes either through repurchases or exchanges for new notes that effectively extended the maturity to November 2024. While this chapter is now largely behind us, we will remain vigilant in identifying opportunities to optimize our capital structure.”

About Invacare Corporation

Invacare Corporation is a leading manufacturer and distributor in its markets for medical equipment used in non-acute care settings. At its core, the company designs, manufactures and distributes medical devices that help people to move, breathe, rest and perform essential hygiene. The company provides clinically complex medical device solutions for congenital (e.g., cerebral palsy, muscular dystrophy, spina bifida), acquired (e.g., stroke, spinal cord injury, traumatic brain injury, post-acute recovery, pressure ulcers) and degenerative (e.g., ALS, multiple sclerosis, chronic obstructive pulmonary disease (COPD), elderly, bariatric) ailments. The company's products are important parts of care for people with a wide range of challenges, from those who are active and involved in work or school each day and may need additional mobility or respiratory support, to those who are cared for in residential care settings, at home and in rehabilitation centers. The company sells its products principally to home medical equipment providers with retail and e-commerce channels, residential care operators, distributors and government health services in North America, Europe and Asia/Pacific. For more information about the company and its products, visit Invacare's website at www.invacare.com.

Forward-Looking Statements

This press release contains “forward-looking statements”. All statements, other than statements of historical facts, included in this press release may be deemed forward-looking statements. The Company uses the words “anticipate(s),” “believe(s),” “estimate(s),” “expect(s),” “intend(s),” “may,” “plan(s),” “project(s),” “will,” “would” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements relating to the repurchase of the notes include, but are not limited to: whether the repurchase of the notes will promote long-term profitable growth, enhance the strength and flexibility of the Company’s balance sheet and permit the reallocation of the capital in support of the Company’s transformation. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Specific risks and uncertainties that could cause actual results to differ materially from those expressed in the Company’s forward-looking statements include: changes in market conditions and demands on the Company’s cash and liquidity. Other risks include those described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as updated by, and as otherwise described in, the Company’s subsequent reports filed with the SEC. These risks and uncertainties may cause the Company’s actual future actions or results to differ materially from those expressed in the forward-looking statements. Forward-looking statements speak only as to the date on which they are made, and, except as may be required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.

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